                                                                     Exhibit 4.7

                                  FORM 53-901F

                   MATERIAL CHANGE REPORT UNDER SECTION 85(1)
        OF THE SECURITIES ACT (BRITISH COLUMBIA) AND SECTION 151 OF THE
                      SECURITIES RULES (BRITISH COLUMBIA)

ITEM 1    REPORTING ISSUER

Ballard Power Systems Inc.
9000 Glenlyon Parkway
Burnaby, B.C.
V5J 5J9

("Ballard")

Telephone: (604) 454-0900


ITEM 2.   DATE OF MATERIAL CHANGE

July 22, 2002


ITEM 3.   PRESS RELEASES

July 16, 2002, at Vancouver, Canada


ITEM 4.   SUMMARY OF MATERIAL CHANGE

Ballard announced the appointment of Dennis Campbell as President and Chief Operating Officer of the Company effective July 22, 2002.


ITEM 5.   FULL DESCRIPTION OF MATERIAL CHANGE

Please see attached News Release dated July 16, 2002.


ITEM 6.   RELIANCE ON SECTION 85(2) OF THE ACT

Not applicable.


ITEM 7.   OMITTED INFORMATION

Not applicable.




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                                     - 2 -


ITEM 8.   SENIOR OFFICERS

The following senior officer of the Issuer is knowledgeable about the material change and may be contacted by the Commission at the following address and telephone number:

Noordin S.K. Nanji
Vice-President, Strategic Development and Corporate Secretary
9000 Glenlyon Parkway
Burnaby, B.C.
V5J 5J9

Telephone: (604) 412-454-0900


ITEM 9.   STATEMENT OF SENIOR OFFICER

The foregoing accurately discloses the material change referred to herein.



July 18, 2002                              "Noordin S. K. Nanji"
------------------------                   -------------------------------------
Date                                       Signature


                                           Noordin S. K. Nanji
                                           -------------------------------------
                                           Name


                                           Vice-President, Strategic Development
                                           and Corporate Secretary
                                           -------------------------------------
                                           Position


                                           Burnaby, B.C.
                                           -------------------------------------
                                           Place of Declaration


IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE APPLICABLE SECURITIES LEGISLATION THAT, AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

                                 [BALLARD LOGO]

NEWS RELEASE


BALLARD POWER SYSTEMS APPOINTS PRESIDENT

FOR IMMEDIATE RELEASE - JULY 16, 2002

Vancouver, Canada - Ballard Power Systems Inc. announced today the appointment of Dennis Campbell as President and Chief Operating Officer effective July 22, 2002.

Mr. Campbell comes to Ballard after a 30-year career encompassing all aspects of manufacturing in businesses as diverse as automotive, plastics, power generation, helicopters, specialty compressors, and filter systems. He is joining Ballard from Home Care Industries, a leading filter system manufacturer where he was President and Chief Executive Officer. Before that he held positions with Nash Engineering (President and Chief Executive Officer), United Technologies (Executive Vice President, Sikorsky Aircraft), Cummins Engine Company (Vice President, Power Generation Group, Onan Corporation), and Plastech Corporation (President and Chief Operating Officer). Mr. Campbell began his career in 1970 with the Ford Motor Company, starting in product development, progressing through a series of operating assignments in the Engine, Tractor, Climate Control and Plastics businesses.

As part of Ballard's management succession plan, Mr. Campbell will take on the position of Chief Executive Officer on March 31, 2003, when Firoz Rasul will become Executive Chairman of the Board of Directors.

Mr. Campbell brings to Ballard a vast amount of commercial experience that directly applies to Ballard's fuel cell and related businesses in the portable, stationary and transportation power markets. He is 54 years of age and has a Bachelor of Science in Aerospace Engineering from the University of Oklahoma and a Master of Business Administration from Wayne State University.

"We are pleased to welcome Dennis Campbell to the Ballard team as President and Chief Operating Officer," said Firoz Rasul, Ballard's Chairman and Chief Executive Officer. "As Ballard is evolving to become a commercial manufacturer of fuel cell products it is undergoing dramatic change. In the past 12 months, Ballard has made three major acquisitions, is completing a major reorganization, and is now focused on commercial product introduction. Dennis' experience and capabilities in product development, manufacturing, business processes and building lasting customer relationships, match the requirements to lead Ballard into its next stage - mass commercialization. As a result, Dennis will succeed me as Chief Executive Officer next year to drive this change and lead Ballard going forward."

Mr. Rasul continued, "As future Executive Chairman of the Board I will continue to lead the Board of Directors to provide the resources and mandate to the Chief Executive Officer to carry out Ballard's strategic plan and vision. As Executive Chairman, I will ensure our continued high standards of corporate governance and will work, together with Dennis, to enhance key external relationships with customers, partners, shareholders and governments to meet the needs of our growing business. I remain deeply committed to the mass commercialization of Ballard(R) fuel cells and helping to shape the fuel cell industry."



                                                                     Page 1 of 2

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                                 [BALLARD LOGO]


NEWS RELEASE


BALLARD POWER SYSTEMS APPOINTS PRESIDENT (CONTINUED)

Dennis Campbell commented, "The opportunity to join Ballard is exciting - not only because fuel cells can solve many of the world's pressing environmental issues - but because of Ballard's ability to become a highly successful business. Ballard has assembled a strong management team, dedicated and talented employees, committed strategic partners, formidable technology position and financial strength, all of which we can use to convert Ballard's leadership position into great commercial success."

Mr. Campbell added, "Over the past 14 years, under Firoz's leadership, Ballard has progressed enormously from a small research and development company to a global leader in fuel cell technology. I am committed to working with Firoz and the Ballard team to build upon Ballard's strengths and deliver even greater success in the coming years."

A 30-minute conference call will be held today at 7:00 a.m. PDT (10:00 a.m. EDT) to introduce Mr. Campbell to Ballard's stakeholders. Access to the call may be obtained by calling the operator at (303) 262-2190 before the scheduled start time. A playback version of the call will be available for 24 hours after the call at (416) 640-1917. The confirmation number to access the playback version is 199398#. The live webcast can be accessed on Ballard's web site at www.ballard.com and will be archived for replay for a two-week period.

Ballard Power Systems is recognized as the world leader in developing, manufacturing and marketing zero-emission proton exchange membrane fuel cells. Ballard is commercializing fuel cell engines for transportation applications and fuel cell systems for portable and stationary products ranging from 1 kilowatt to 250 kilowatts. Ballard is also commercializing electric drives for fuel cell and battery-powered electric vehicles, power conversion products for fuel cells and other distributed generation products, and is a Tier 1 automotive supplier of friction materials for power train components. Ballard's proprietary technology is enabling automobile, bus, electrical equipment, portable power and stationary generator manufacturers to develop environmentally clean products for sale. Ballard is partnering with strong, worldleading companies, including DaimlerChrysler, Ford, EBARA, ALSTOM and FirstEnergy, to commercialize Ballard(R) fuel cells. Ballard supplies fuel cells and related products to the automotive, electrical, and other energy industries.


For investor information,               For media information,
please contact:                         please contact:

Michael Rosenberg                       Gitta Oldendorff
BALLARD POWER SYSTEMS INC.              BALLARD POWER SYSTEMS INC.
9000 Glenlyon Parkway                   9000 Glenlyon Parkway
Burnaby, BC, Canada V5J 5J9             Burnaby, BC, Canada V5J 5J9
Tel: 604.412.3195 Fax: 604.412.3100     Tel: 604.412.8612 Fax: 604.412.3100
Investors@ballard.com



BALLARD'S COMMON SHARES ARE LISTED ON THE TORONTO STOCK EXCHANGE UNDER THE TRADING SYMBOL "BLD" AND ON THE NASDAQ NATIONAL MARKET SYSTEM UNDER THE SYMBOL "BLDP". BALLARD, THE BALLARD LOGO AND POWER TO CHANGE THE WORLD ARE REGISTERED TRADEMARKS OF BALLARD POWER SYSTEMS INC.


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